Exhibit 5.01

90 South Seventh Street • Suite 4950 • Minneapolis, Minnesota 55402

Telephone: +1.612.217.8800 • Jonesday.com

March 3, 2026

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Re:	$800,000,000 of 5.75% Fixed-to-Fixed Reset Rate Junior Subordinated Notes, Series due 2056

Ladies and Gentlemen:

We are acting as counsel for Xcel Energy Inc., a Minnesota corporation (the “Company”), in connection with the issuance and sale of $800,000,000 aggregate principal amount of the Company’s 5.75% Fixed-to-Fixed Reset Rate Junior Subordinated Notes, Series due 2056 (the “Notes”) pursuant to the Underwriting Agreement, dated as of February 26, 2026 (the “Underwriting Agreement”), by and among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Truist Securities, Inc., acting as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”). The Notes will be issued under the Junior Subordinated Indenture, dated as of October 1, 2025, by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 2, dated as of March 3, 2026, with respect to the Notes (as supplemented, the “Indenture”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the Indenture, and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT • DUBAI •  DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS  ANGELES • MADRID • MELBOURNE • MEXICO CITY • MIAMI • MILAN •  MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO • SAN  FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY •  SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Xcel Energy Inc. March 3, 2026 Page 2

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the laws of the State of Minnesota and the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-278797) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day